Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THE OMITTED INFORMATION AS PRIVATE OR CONFIDENTIAL, AND SUCH INFORMATION IS NOT MATERIAL. OMISSIONS ARE IDENTIFIED AS [***].

AMENDMENT No. 2

Engineering, Procurement, and Construction Management Services Agreement

SUPPLEMENTARY TERMS AND CONDITIONS – SUPPLY OF PROPIETARY EQUIPMENT

This Amendment No. 2 (“Amendment”) is entered into as of April 16, 2026 by and between:

Perpetua Resources Idaho, Inc., an Idaho corporation with an office located at 405 South 8th Street, Suite 201, Boise, ID 83702 (“Owner”)

- and -

Hatch Ltd., a corporation organized under the laws of Canada with an office located at 2800 Speakman Drive, Mississauga, Ontario, L5K 2R7, Canada (solely for the purposes of this Amendment, “Supplier”).

WHEREAS the Owner and Supplier entered into the Engineering, Procurement, and Construction Management Services Agreement, dated December 18, 2025, as subsequently amended (“Agreement”) wherein the Owner contracted Supplier to provide, as EPCM, certain design, engineering, procurement, construction management, testing, studies, and related services (as more specifically set out in the Agreement) in respect of the Project, a gold and antimony mine that is to be constructed in Stibnite (Valley County), Idaho.

AND WHEREAS Supplier is the owner of certain proprietary technologies, including autoclaves, flash vessels, and vent gas cyclones (“Proprietary Equipment”) which the Owner wishes to purchase and implement at the Facility for use in connection with the Project.

AND WHEREAS the Owner and Supplier wish to set out the terms and conditions applicable to the supply of such Proprietary Equipment, and to amend and supplement the Agreement solely for such purpose.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

1.0	Amendment of the Agreement to Include Supplementary Terms and Conditions

Owner and Supplier agree to amend the Agreement to include the Supplementary Terms and Conditions for the purpose of facilitating the sale of the Proprietary Equipment from Supplier to Owner. In consideration thereof, the Parties agree as follows:

(i)	The Supplementary Terms and Conditions apply solely in respect of the design, engineering, and supply of the Proprietary Equipment, as more specifically set out in Attachment 1 to this Amendment.

(ii)	The technical specifications and scope of supply of the Proprietary Equipment is set out in Attachment 2 to this Amendment.

(iii)	The purchase price, payment terms, and payment schedule for the Proprietary Equipment are set out in Attachment 3 to this Amendment.

(iv)	The Proprietary Equipment shall be delivered pursuant to the delivery schedule set out in Attachment 4 to this Amendment.

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2.0	Miscellaneous

2.1	Except for the Supplementary Terms and Conditions that have been specifically amended herein, all terms, conditions and provisions contained in the Agreement shall remain unchanged and in full force and effect.

2.2	In the event of a contradiction between the Agreement and this Amendment, solely with respect to the subject matter of this Amendment, this Amendment shall prevail.

2.3	All capitalized terms used in this Amendment have the meaning ascribed to them in the Agreement, unless otherwise defined herein.

2.4	This Amendment shall be governed by and construed in accordance with the governing law and jurisdiction identified in the Agreement.

2.5	This Amendment may be executed and delivered by facsimile or other form or electronic transmission such as email or PDF and such signature shall have the same legal effect as a manual signature. This Agreement may be validly executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and each of which shall constitute an original.

Supplier	Owner

/s/ Ian Duckworth	/s/ Mark Murchison
Signature	Signature

Ian Duckworth	Mark Murchison
Name (Please print)	Name (Please print)

Managing Director	CFO
Position (Please print)	Position (Please print)

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Attachment 1

Supplementary Terms and Conditions Related to the Supply of Proprietary Equipment

1.	DEFINITIONS

(a)	“Defective Proprietary Equipment” or “Proprietary Equipment Defect(s)” means with respect to the Proprietary Equipment:

(i)	any defect in material or workmanship of the Proprietary Equipment; or

(ii)	any failure of the Proprietary Equipment to conform to the relevant technical specifications set out in Attachment 2;

(b)	“Deliverables” means, solely with respect to the Proprietary Equipment, any drawings, specifications, operations and maintenance manuals, or other deliverables provided to Owner by Supplier in connection with the Proprietary Equipment and, to the extent that the context permits, includes all information and data contained therein. For clarity, Deliverables related specifically to Proprietary Equipment shall not include shop drawings or engineering detail drawings, or proprietary calculations or other proprietary engineering data.

(c)	"Delivery" means the delivery of Proprietary Equipment as described in Clause 7.

(d)	"Delivery Date" means the date(s) set forth in Attachment 3 for the Delivery of the Proprietary Equipment, which may, where specified in Attachment 3 be delivered in portions or lots. If Attachment 3 contemplates delivery in portions or lots, the Delivery Date shall be deemed to apply individually to each respective portion or lot of the Proprietary Equipment.

(e)	"Proprietary Equipment" means the specific autoclave, flash vessel, vent gas cyclone equipment, and such other equipment to be designed, engineered and supplied by Supplier, as more specifically described in Attachment 2, which are being configured for application at the Owner’s Facility based on the Supplier’s existing designs, confidential information, inventions, patents, process technologies, process controls systems, technical information, methods, documentation, know-how, and such other Supplier Proprietary Equipment Background IP relevant to and/or related to such equipment.

(f)	“Purchase Price” means the aggregate purchase price for the Proprietary Equipment and the related Services as described in this Amendment.

(g)	“Supplier Proprietary Equipment Background IP” means the know-how, process designs, design criteria, calculations, models, specifications, software, firmware, control logic, control narratives, configuration files, algorithms, manuals, training materials, and other information, in any form, that are embodied in, incorporated into, used by, used in or necessary for the design, manufacture, supply, integration, operation, maintenance, optimization, and lifecycle modifications of the Proprietary Equipment, which is proprietary to, and is owned or controlled by Supplier or its Affiliates. For the avoidance of doubt, “Pre-Existing EPCM Intellectual Property,” as defined in the Agreement, includes Supplier Proprietary Equipment Background IP.

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2.	WARRANTY FOR PROPRIETARY EQUIPMENT

2.1.	Supplier warrants that the Proprietary Equipment and Deliverables specifically related thereto and supplied hereunder shall be:

(a)	free from Proprietary Equipment Defects at Delivery; and

(b)	supplied solely in English and in standard formats subject to the reasonable approval of both Parties.

2.2.	In the event any of the Proprietary Equipment are found to be defective, Supplier’s sole obligation shall be, at its option and expense, to repair or replace all Defective Proprietary Equipment if, within the later of (a) [***] months from the date such Proprietary Equipment is installed at the Facility, or (b) [***] months from the Delivery Date for such Proprietary Equipment, either (i) Supplier becomes aware of the Proprietary Equipment Defect in its role as EPCM; or (ii) Owner gives notice of the relevant Proprietary Equipment Defect to Supplier. Any Defective Proprietary Equipment replaced under warranty shall become the property of Supplier. Replacement or repair of Defective Proprietary Equipment in whole or in part shall extend the warranty period, only for such repaired Proprietary Equipment, for one year; however, in no event shall Supplier’s warranty obligations extend more than [***] months from the initial installation of the Proprietary Equipment at the Facility. Where Supplier has an obligation to repair or replace Defective Proprietary Equipment, Owner shall, at its own expense, make such Defective Proprietary Equipment accessible at the Facility location in a manner as Supplier may reasonably request.

2.3.	Notwithstanding Clauses 2.1 and 2.2 to these Supplementary Terms and Conditions:

(a)	Except to the extent that any of the following arise out of or result from Supplier’s failure to comply with its obligations as EPCM under the Agreement, Supplier shall not be liable or responsible for any Proprietary Equipment Defects arising from (i) a failure to install, test, commission, operate or maintain the Proprietary Equipment in accordance with Supplier specifications, manuals and other instructions, (ii) corrosion, (iii) normal wear and tear, (iv) Force Majeure Event, (v) use of replacement parts supplied by any person other than Supplier, or (vi) any alterations, modifications or repairs made without Supplier’s prior consent;

(b)	Except to the extent that any of the following arise out of or result from Supplier’s failure to comply with its obligations as EPCM under the Agreement, all Supplier warranties will be voided in the event of (i) any unauthorized alterations, modifications or repair to the Proprietary Equipment, (ii) the use of replacement parts manufactured by a third party without Supplier’s prior written consent, or (iii) any failure to install, test, commission, operate or maintain the Proprietary Equipment in accordance with Supplier specifications, manuals and other instructions(but only to the extent not performed by Supplier); and

(c)	Standard components that are purchased from third parties and incorporated into the Proprietary Equipment are covered by the original manufacturer’s licenses and/or warranties, if any, which will be assigned to Owner and Supplier shall have no obligations in respect thereof, except for Supplier’s obligations as EPCM under the Agreement.

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2.4.	Owner shall promptly notify Supplier in writing, within the relevant warranty periods, of any actual or alleged Proprietary Equipment Defects of which Owner becomes aware; provided, however, that Supplier shall be deemed to have notice of any actual or alleged Proprietary Equipment Defects of which Supplier becomes aware in its role as EPCM, and Owner authorizes Supplier to immediately proceed with its warranty obligations under this Amendment in such circumstances. . Owner shall provide Supplier with all assistance reasonably required in connection with the verification and remediation of any such Equipment Defect. If Supplier determines that any problems are not the result of a Proprietary Equipment Defect, and Owner agrees with such determination, then Owner shall compensate Supplier for the reasonable time spent on the investigation at Supplier’s Schedule of Rates in effect at the time. If Owner disagrees with Supplier’s determination, or the cause of the problem cannot be reasonably determined, the matter and resulting costs shall be resolved in accordance with the dispute resolution provisions of the Agreement; provided, however, that EPCM shall proceed to facilitate remediation of such Proprietary Equipment Defect.

2.5.	As a condition of the Supplier’s warranty, such On-Site Technical Support Services (as further described in Attachment 3 to this Amendment) must be performed exclusively by the Supplier; failure to engage the Supplier for any of these activities shall void the warranty to the extent of any resulting defect or non-conformance.

2.6.	Subject to Clause 2.1, Supplier is not liable or responsible for:

(a)	the work or products of any third-party suppliers or contractors engaged by Owner who, in both cases, are not managed by Supplier in its role as EPCM, including any means, methods, sequences, procedures or techniques used by such suppliers or contractors, or

(b)	safety and security at any Owner premises or the Facility, provided that (i) nothing in this Clause 2.6 modifies or limits in any way Supplier’s obligations with respect to safety and security at Owner premises or the Facility in its roles as EPCM under the Agreement; (ii) Supplier will comply with all relevant laws and those site requirements relating to safety and security that have been notified to Supplier or of which Supplier is aware as EPCM; and (ii) Supplier will take reasonable measures to protect the Proprietary Equipment when performing Services at the Facility.

2.7.	Unless otherwise expressly stated in this Amendment, the Purchase Price set out in Attachment 3 is exclusive of all costs for building and other permits, environmental fees, or other fees or charges which may be imposed by governmental authorities.

2.8.	Except as required under or stated otherwise in the Agreement, the warranty provisions of this Clause 2 set out Supplier’s sole liability in respect of the Proprietary Equipment, and are, solely with respect to the Proprietary Equipment, exclusive and in lieu of any other warranties, whether written, oral, implied or statutory.

2.9.	All statutory warranties (including those in any relevant trade practices or sale of Proprietary Equipment laws relating to the quality or fitness for purpose of the Proprietary Equipment) are excluded or limited to the maximum extent permitted by law.

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2.10.	If Supplier fails to remedy any Defective Proprietary Equipment within a reasonable period after becoming aware of a Proprietary Equipment Defect in accordance with Clause 2.4, or receiving written notice from Owner, and after being given further reasonable opportunity to cure (taking into account the nature of the defect and availability of parts), Owner shall have the right, after giving Supplier a further written notice, to remedy such Proprietary Equipment Defect itself or through a qualified third party solely to the extent necessary to correct such Defective Proprietary Equipment. In such event, Supplier shall reimburse Owner for all reasonable and documented costs directly incurred in remedying the Proprietary Equipment Defect, provided that:

(a)	the Proprietary Equipment Defect is attributable to Supplier;

(b)	the Proprietary Equipment Defect is not subject to a pending or unresolved dispute, and

2.11.	the total amount of such reimbursement shall not exceed the original cost of the Proprietary Equipment and in any event shall be subject to the maximum liability limitations set forth in Clause 10 of this Amendment. Supplier disclaims any liability arising from the use of the Proprietary Equipment or any Deliverables specifically related thereto in contravention of this Amendment or any specifications, manuals or other instructions provided by Supplier.

3.	INTELLECTUAL PROPERTY AND CONFIDENTIALITY RELATED TO THE SUPPLIER’S PROPRIETARY EQUIPMENT TECHNOLOGY

3.1.	The Owner acknowledges and agrees that the Proprietary Equipment to be supplied by the Supplier pursuant to this Amendment, as more specifically described in Attachment 2, is being designed, engineered, and configured for application at the Owner’s Facility based on, and incorporating the Supplier Proprietary Equipment Background IP. Except as stated otherwise in this Amendment, Owner’s rights in any Supplier Proprietary Equipment Background IP shall be the same as Owner’s rights in Pre-Existing EPCM Intellectual Property under the Agreement.

3.2.	Except for the Proprietary Equipment itself, any patterns, templates, jigs or other fixtures or equipment provided by Supplier in the course of facilitating the fabrication of the Proprietary Equipment shall remain the property of Supplier.

3.3.	Supplier grants Owner:

(a)	a non-exclusive, non-transferable, non-sublicensable, perpetual, and unless otherwise agreed, royalty-free license to:

(i)	assemble and install the Proprietary Equipment solely at the Facility, and

(ii)	use, operate, and maintain, at the Owner’s discretion, the Proprietary Equipment solely at the Facility, and

(b)	subject to Clause 3.5, a non-exclusive, non-transferable, non-sublicensable, perpetual, and unless otherwise agreed, royalty-free license to all future modifications, improvements and developments to the Proprietary Equipment to which Supplier has any right, title or interest.

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Notwithstanding the foregoing, Owner may transfer the rights granted under this Clause 3.3 to an entity established for the development, ownership, or operation of the Facility, provided that such transfer shall not be made to a Competitor of Supplier. For the purposes of this Clause 3.3, “Competitor” means any entity or individual whose business includes the design, manufacture, or supply of autoclave systems or substantially similar pressure processing equipment that competes with the Proprietary Equipment. For clarity, any Deliverables specifically related to the Proprietary Equipment that are provided to Owner by the Supplier that relate to the Proprietary Equipment may be used by Owner solely for the purposes of installing, assembling, operating, using and maintaining the Proprietary Equipment at the Facility and for no other purpose.

3.4.	Owner shall use best efforts to arrange for Supplier to be granted reasonable access to all installations of the Proprietary Equipment or improved Proprietary Equipment and to any related operational, maintenance, process and equipment instrumentation data for purposes relating only to the use or improvement of the Proprietary Equipment and for technology development purposes. Such access shall, unless requested by Owner, be at Supplier’s expense. Any data collected by Supplier will be subject to the confidentiality provisions set out in the Agreement.

3.5.	Owner will have the right to use, for no additional fee, all future modifications, improvements and/or developments to the Proprietary Equipment to which Supplier has any right, title or interest, regardless of when these developments are or were made, and regardless of whether these developments are or were made by Supplier, the Owner, and/or existing or future licensees of the Proprietary Equipment. Owner agrees to disclose to Supplier the results of any testing of the Proprietary Equipment or improved Proprietary Equipment, which shall be treated as Owner Confidential Information under the Agreement. In addition, Supplier and Owner agree to (i) disclose to one another all modifications, improvements and/or development it makes in relation to the Proprietary Equipment, and (ii) their use without any payments additional to those set out in this Amendment or Agreement. Owner hereby assigns to Supplier any rights which Owner may have now or in the future to any modifications, improvements, and/or developments containing or based upon the Proprietary Equipment. Owner acknowledges that all rights, title and interest in and to all modifications, improvements, and/or developments thereto, including any patents, industrial designs, copyrights, trademarks, or other intellectual property directly related to Proprietary Equipment modifications, improvements and/or developments shall vest in Supplier. Owner shall have a perpetual, irrevocable, royalty-free, fully paid license (with the right to (i) disclose Confidential Information and Deliverables related to the Proprietary Equipment to Project contractors to the extent necessary for such contractors to carry out their obligations; and (ii) transfer to lenders for financing, enforcement, and step-in purposes or to a successor of Owner as a result of a sale of the Project or change in control or ownership of Owner), to use Proprietary Equipment modifications, improvements and/or developments solely for the , construction, commissioning, operation, maintenance, debottlenecking, and expansion of the Project. The Owner acknowledges and agrees that the Purchase Price for the Proprietary Equipment set out in Attachment 3 does not include the cost of implementing any such modifications, improvements, or developments to the Proprietary Equipment that the Owner may wish to incorporate.

3.6.	The third-party intellectual property infringement indemnity set out in Article 10.6 of the Agreement shall apply mutatis mutandis to the supply of the Proprietary Equipment.

3.7.	The Owner acknowledges and agrees that the Proprietary Equipment, all Deliverables relating to the Proprietary Equipment, and all information pertaining to the Supplier’s Background IP constitute Confidential Information of the Supplier. Accordingly, the confidentiality obligations set out in Article 12 of the Agreement shall apply, mutatis mutandis, to this Amendment and to all such information.

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4.	INSPECTIONS

4.1.	Shop inspections shall be performed in accordance with the schedule set out in Attachment 4 of this Amendment, and at such other times as deemed necessary by Supplier.

4.2.	Shop inspections may be attended by Owner or Owner’s delegate at Owner’s expense.

4.3.	Shop inspections and testing shall conform to the general standards and practice of testing in the specific discipline or field.

5.	USE AND OWNERSHIP OF PROPRIETARY EQUIPMENT AND INFORMATION

5.2.	Proprietary Equipment and Deliverables related specifically thereto shall be provided to Owner solely for use in connection with the installation, testing, operation, and maintenance of the Proprietary Equipment at the Facility.

5.3.	Owner shall not use any drawings, document or information disclosed to it in connection with this Amendment to design, reverse engineer, fabricate, construct or install any of the Proprietary Equipment, plant or system, or part of any equipment, plant or system, of the same or similar nature, either for itself or for any third party.

5.4.	Any information or Deliverables provided by Supplier to Owner in connection with the Proprietary Equipment are provided solely for use by Owner and its agents or successors in connection with the assembly, installation, maintenance and operation of the Proprietary Equipment. Supplier makes no warranty or representation and assumes no liability in respect of (i) the wrongful or unauthorised use of information or Deliverables related to the Proprietary Equipment by Owner or third parties and (ii) the accuracy or completeness of information based on Owner Supplied Information.

5.5.	Owner shall use and operate the Proprietary Equipment in accordance with all manuals, maintenance procedures and documentation provided by Supplier or the original equipment manufacturer.

6.	DRAWINGS, DOCUMENTS AND DESIGN INFORMATION

6.1.	The provisions of Clause 10.7 of the Agreement shall apply, mutatis mutandis, to any Third Party Information that the Supplier relies upon in the design, engineering, manufacture, or supply of the Proprietary Equipment under this Amendment. Without limiting the application of Clause 10.7, and in addition to the Owner’s cost responsibilities as set out therein, Owner shall also be responsible for any refabrication costs, rework, replacement, and/or redelivery of any items for which such deficiencies are discovered after fabrication and/or delivery and attributable to an error, deficiency, or the like in the Third Party Information that was relied upon in respect of the Proprietary Equipment.

6.2.	Supplier shall provide drawings and/or other technical documentation in accordance with Attachment 2 to this Amendment. However, Supplier shall not provide shop drawings or engineering detail drawings, or proprietary calculations or other proprietary engineering data.

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7.	DELIVERY

7.1.	Delivery of the Proprietary Equipment shall be completed per the Incoterms set out in Attachment 4 to this Amendment and the Purchase Price related thereto is reflected thereof.

7.2.	Unless otherwise specified in this Amendment, Delivery shall be deemed to have occurred upon the delivery of the Proprietary Equipment to the agreed upon delivery location, as set out in Attachment 4.

7.3.	Supplier is considered to have delivered the Deliverables related to the Proprietary Equipment upon electronic transmission to Owner confirmed by Supplier’s computer systems or acknowledged by Owner’s receipt, or upon confirmed courier delivery to Owner’s designated office.

7.4.	Partial deliveries are permitted if referenced in Attachment 4 to this Amendment or otherwise confirmed by the Parties in writing.

7.5.	Supplier will provide Owner with at least three (3) business days’ advance notice of Delivery, together with a description of the Proprietary Equipment being delivered, the weight and measurement of the Proprietary Equipment and any other relevant information reasonably requested by Owner.

7.6.	In the event that the Proprietary Equipment is completed and ready to be shipped and Delivery is delayed by Owner for whatever reason (except to the extent that such delay is the result of Supplier’s failure to comply with its obligations as EPCM under the Agreement), the Proprietary Equipment shall be put at the disposal of Owner in the Supplier shop or shops. In the event of a delay described in the foregoing sentence, then, notwithstanding any terms to the contrary in the Agreement or this Amendment, upon notification to Owner that the Proprietary Equipment are ready for shipment, Supplier shall be deemed to have completed its Delivery obligations, the Warranty Period shall commence upon departure from Supplier’s fabrication shops, and the payments due upon shipment shall be invoiced. Any costs, risks and/or liabilities associated with the intermediate storage of the Proprietary Equipment shall be borne by Owner. Owner agrees to reimburse Supplier for any reasonable costs and expenses it incurs to facilitate any such intermediate storage. For clarity, Supplier shall have no liability arising from any inability of Owner to legally affect Delivery per the applicable Incoterms, including, for example, from circumstances where the Owner is not legally capable of fulfilling its importer/consignee obligations as required by the applicable Incoterms; provided that Owner’s inability is not the result of Supplier’s failure to comply with its obligations as EPCM under the Agreement.

7.7.	If Owner fails (due to no fault of Supplier in its role as EPCM under the Agreement) to (i) make payment in accordance with the payment terms stated in Attachment 3 to this Amendment; or (ii) provide drawings, documents or other information required for completion of the work in a timely manner, Supplier shall be entitled to a reasonable extension of the Delivery Date commensurate with the delay attributable to Owner, including any additional time required if fabrication slots cannot be maintained as a result of such delay. Supplier shall also have the right to suspend performance in accordance with Attachment 3. Supplier shall not be liable for any delay, damages, or liquidated damages arising from such Owner caused delay.

7.8.	Supplier's obligation to complete Delivery by the Delivery Date(s) shall be suspended throughout the duration of, and extended by the length of, a Force Majeure Event.

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7.9.	If, other than by reason of a breach by Supplier of this Amendment, or of Supplier’s obligations as EPCM under the Agreement, (a) Supplier is required to deliver the Proprietary Equipment in circumstances other than those expressly or reasonably assumed and normally pertaining to Proprietary Equipment of a similar nature, including any site conditions that were not known to Supplier on the date of the Amendment, (b) there is a change in the specifications or Delivery of the Proprietary Equipment, (c) there is a Force Majeure Event, or (d) additional costs are incurred as a result of a Change in Applicable Law, then Supplier may seek a Change Order in accordance with Article 5.3 of the Agreement.

8.	TRANSFER OF RISK & TITLE

8.1.	Notwithstanding provisions herein relating to transfer of title, all risk in the Proprietary Equipment covered under this Amendment shall pass to Owner immediately upon Delivery of the Proprietary Equipment per the applicable Incoterms, as set out in Attachment 4 to this Amendment; provided, however, that nothing in this Amendment limits or modifies Hatch’s obligations with respect to its role as EPCM under the Agreement.

8.2.	Except as required under or otherwise stated in the Agreement with respect to Supplier’s obligations as EPCM, after the transfer of risk per Clause 8.1 and before the transfer of title to the Proprietary Equipment in accordance with Clause 8.3, Owner shall be responsible for the safe custody, protection and preservation of the Proprietary Equipment, and shall take all proper steps to obtain adequate insurance coverage thereof.

8.3.	Notwithstanding provisions herein relating to transfer of risk, title to the Proprietary Equipment and Deliverables shall pass to Owner when all amounts owing to Supplier on account of the Purchase Price have been paid to Supplier. Following and notwithstanding such transfer of title, the Parties shall continue to honour the confidentiality provisions of the Agreement with respect to the Proprietary Equipment and Deliverables related specifically thereto.

9.	INSURANCE

9.1.	The insurance provisions set out in Article 9 of the Agreement shall apply to the supply of Proprietary Equipment under this Amendment, mutatis mutandis. Without limiting the foregoing, references to the “Services” in Article 9 shall, to the extent applicable, be deemed to include the supply of the Proprietary Equipment. For clarity, nothing in this Amendment shall require the Supplier to obtain insurance coverage beyond that required under the Agreement.

10.	LIMITATION OF LIABILITY; INDEMNIFICATION (PROPRIETARY EQUIPMENT ONLY)

10.1.	Article 11.4 (Limitation of Liability) of the Agreement shall continue to apply in full to the Services (as defined in the Agreement). This Clause 10 of these Supplementary Terms and Conditions applies solely to the Proprietary Equipment to be supplied under this Amendment and shall not apply to the EPCM Services that are the original subject of the Agreement.

10.2.	The aggregate liability of the Supplier arising directly from Proprietary Equipment Defects or the Supplier’s failure to deliver the Proprietary Equipment, including any liquidated damages that may be assessed in respect of this Amendment (if any), shall be subject to a separate and independent limitation of liability from that applicable to the Services under the Agreement and such limitation of liability applicable to this Amendment and as set out in this Clause 10, shall not erode, reduce, or otherwise affect the limitation of liability applicable to the Services, as further set forth in Article 11.4 of the Agreement.

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10.3.	Subject always to the exclusions set out in Article 11.4 of the Agreement, the Supplier’s total aggregate liability arising out of or in connection with the supply of the Proprietary Equipment under this Amendment shall not exceed one hundred percent (100%) of the Purchase Price of the Proprietary Equipment.

10.4.	The Supplier shall have no liability for any Reconstruction Costs (as defined in the Agreement) in respect of the Proprietary Equipment and this Amendment. The Supplier’s sole and exclusive obligations, and the Owner’s sole and exclusive remedies, in respect of the Proprietary Equipment are limited to the express warranties and remedies set out in Section 2 of this Amendment. For the avoidance of doubt:

(a)	the Process Guarantee set out in Exhibit F of the Agreement is a facility-level guarantee applicable solely to the Services and shall not apply to or be incorporated into the performance of the Proprietary Equipment; and

(b)	no performance, throughput, recovery, availability, or process outcome guarantee applies to the Proprietary Equipment except as expressly set out in Attachment 2 to this Amendment.

10.5.	The indemnification provisions set out in Articles 11.1 and 11.2 of the Agreement shall apply to the supply of the Proprietary Equipment, subject to the limitations and exclusions set out in this Clause 10 to these Supplementary Terms and Conditions.

11.	TERMINATION

11.1.	In addition to the provisions in Article 6.9 of the Agreement, Owner may, at any time, terminate this Amendment for its convenience by providing Supplier with not less than thirty (30) days’ prior written notice. In the event of such termination, Owner shall pay Supplier for:

(a)	All Proprietary Equipment delivered up to the effective date of termination,

(b)	Any reasonable, unavoidable and documented costs directly resulting from such termination (including demobilization and cancellation charges of sub-suppliers or suppliers), and

(c)	All amounts relating to Proprietary Equipment for which Supplier has placed non-cancellable orders with third party suppliers (and notified Owner of such orders in advance), in which case Supplier will continue to supply such Proprietary Equipment to Owner in accordance with this Amendment.

11.2.	If Supplier exercises its termination for cause rights under Article 6.11 of the Agreement, then in addition to the remedies specified therein, Supplier shall also be entitled to payment for:

(i)	all Proprietary Equipment delivered up to the effective date of termination,

(ii)	a reasonable profit on Proprietary Equipment and Services satisfactorily performed prior to termination, and

(iii)	amounts relating to Proprietary Equipment for which Supplier has placed non-cancellable orders with third party suppliers, in which case Supplier will continue to supply such Proprietary Equipment to Owner in accordance with this Amendment.

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11.3.	If Owner wholly suspends Supplier’s performance of its obligations under this Amendment due to a Force Majeure event and, at the time of such suspension, the Proprietary Equipment is completed or ready for delivery but cannot be accepted by Owner due to a Force Majeure event, Supplier may place the Proprietary Equipment in storage. All costs and expenses associated with transportation to storage, handling, insurance, preservation, and storage shall be for Owner’s account. If, at the time of such complete suspension, (a) the Proprietary Equipment is not yet complete and ready for delivery; (b) such suspension continues in whole for one hundred and eighty (180) consecutive days; and (c) Supplier demonstrates by reasonable documentary evidence that it will be unable to resume performance of its obligations following the conclusion of the Force Majeure due to the refusal of its vendors and fabricators of the Proprietary Equipment, then Supplier may terminate this Amendment by notice to Owner if Owner fails to direct the resumption of Supplier’s obligations hereunder within thirty (30) days after Supplier’s notice of intent to terminate (or such longer period of time mutually agreed by the Parties). The termination will be on the terms set forth in Clause 11.1.

11.4.	Article 29 of the Agreement shall apply to this Amendment provided that if the Owner is required to assign this Amendment and/or its obligations under the Amendment to a financing party pursuant to Article 29 of the Agreement, any such assignment shall be contingent upon the following:

(a)	Any assignment shall not, except as authorized or agreed pursuant to this Amendment or Article 5 of the Agreement:

(i)	increase Supplier’s obligations, restrict Supplier’s rights or remedies, or impose any additional duties, reporting requirements, or liabilities on the Supplier beyond those expressly set out in this Amendment; or

(ii)	interfere with fabrication, the delivery schedule, or payment of Supplier’s payment milestones as set out in Attachment 3 to this Amendment.

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Attachment 2

Technical Specification and Scope of Supply for the Proprietary Equipment

[***]

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Attachment 3

Purchase Price, Payment Terms, and Payment Schedule for the Proprietary Equipment

1.	The Proprietary Equipment is being supplied for the following Purchase Price, which is inclusive of [***].

Item Description	Price (USD)
Fixed Price Supply of Goods by Hatch
Design and Supply of Autoclaves, Flash Vessels, and Cyclones, as described in Table 4	$	[***]
Spare Parts	$	[***]
Subtotal - Fixed Price Supply of Goods by Hatch	$	[***]

2.	The Purchase Price for the Proprietary Equipment will be payable to Supplier in accordance with the following payment terms :

Payment No.	% Incremental	Payment Amount $USD	Weeks from Contract Signature (Estimated)	Payment Milestone
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
Total	[***]	[***]

3.	Supplier shall issue invoices on the actual completion date of each milestone, which may not necessarily match the timelines indicated above. Each invoice shall include supporting documentation evidencing completion of the applicable milestone as specified in the table in Clause 2 above.

4.	The provisions of Article 4.4 (relative to the supporting documentation for each milestone) and Article 4.5 of the Agreement are incorporated into this Amendment mutatis mutandis and any reference to “Services” shall be deemed to include the Proprietary Equipment and references to “subcontractors” shall be deemed to include Supplier’s vendors.

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5.	Except for [***], payment shall be made [***] from the date of invoice. Owner’s payment obligations of any invoices are subject to Article 4.6 and 4.7 of the Agreement. All payments shall be made by Owner to Supplier by electronic wire transfer in United States Dollars (USD), and to the bank account specified on Supplier’s invoices. Upon any payment being made, Owner shall send Supplier a notice of remittance advice to the email address specified on Supplier’s invoices. Interest will be paid on past due amounts related to the Proprietary Equipment at a rate of [***]% per annum, or the maximum rate permitted by law, whichever is lower, calculated from the due date until the date payment is received. Supplier may suspend performance of this Amendment in accordance with Article 6.8 of the Agreement.

6.	If any portion of the Purchase Price is to be paid following Delivery of the Proprietary Equipment to Owner, Owner hereby grants Supplier a purchase money security interest against the Proprietary Equipment until such time as the Purchase Price has been paid in full. Owner agrees that Supplier may enforce its security interest against the Proprietary Equipment without notice and immediately upon Owner’s failure to make timely payments in accordance with the terms of the Agreement and this Amendment.

7.	The Purchase Price for the Proprietary Equipment is exclusive of all taxes, duties, tariffs, levies and other governmental or regulatory charges, other than taxes on payroll and Supplier’s net income in the Jurisdiction. If any such taxes, duties, tariffs, levies or charges are levied on or applicable to amounts payable to Supplier pursuant to the Amendment, they will be borne by Owner and (a) if Supplier is required to pay any such taxes, duties, tariffs, levies or charges, the amount of such payments will be reimbursed to Supplier by Owner, and (b) if they are required to be withheld or deducted from amounts payable to Supplier, the amounts payable will be grossed up so that Supplier receives the entire amount that is due pursuant to the terms of the Amendment.

8.	The Owner’s Audit Rights set out in Article 4.10 of the Agreement shall apply to this Amendment, provided that such audit rights shall not extend to the Purchase Price of the Proprietary Equipment

9.	The Purchase Price for the Proprietary Equipment does not include any services, other than those as may be specifically set out in Attachment 2 to this Amendment. All on-site supervision, installation, erection, testing, and commissioning services (hereinafter collectively referred to as the “On-site Technical Support Services”) are excluded from the Purchase Price of the Proprietary Equipment and will be provided by the Supplier at additional cost to the Owner and under a change order to the Agreement to be mutually executed by the Parties.

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Attachment 4

Delivery Schedule for the Proprietary Equipment

[***]

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